UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2008

COLORADO GOLDFIELDS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51718	20-0716175
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

10920 West Alameda Avenue, Suite 207
Lakewood, CO 80226
(Address of Principal Executive Offices)

(303) 984-5324 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -14(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Employment of Chief Financial Officer

          We employed C. Stephen Guyer on February 14, 2008, as our Chief Financial Officer on a part-time basis. Mr. Guyer replaces Gary Schellenberg, who acted as our interim Chief Financial Officer. Mr. Schellenberg continues as a member of our Board of Directors and as our Vice President of Exploration.

          We have employed Mr. Guyer pursuant to an Employment Agreement dated February 14, 2008. Due to the exploratory nature of our company and the fact that we have historically had limited operations, we have employed Mr. Guyer on a part-time, as needed basis. Under the Employment Agreement, either party may terminate the employment with or without cause immediately upon written notice. Mr. Guyer shall be paid by the hour for all hours worked. Mr. Guyer’s hourly rate of pay will be $125 for services directly related to compliance with federal or state laws and regulations pertaining to securities work, including but not limited to regulations of the United States Securities and Exchange Commission. For all other services, including but not limited to work related to payroll, accounting, human resources or compliance with other laws and regulations, Mr. Guyer’s hourly rate of pay will be $100. We have paid Mr. Guyer a $10,000 cash advance to be drawn upon as compensation is earned under the Employment Agreement. Under the terms of the Employment Agreement, Mr. Guyer is subject to non-competition, non-solicitation and confidentiality provisions.

          Mr. Guyer is a senior financial executive, having served as Chief Financial Officer for both public and private firms. Prior to joining Colorado Goldfields, he was a founder and Chief Executive Officer of Antelope Technologies, Inc., an international high-technology manufacturing venture with offices in both the USA and Switzerland. Mr. Guyer has also served as Chief Financial Officer for TCOM Ventures, Staff Administrators and the Moore Companies. Mr. Guyer was Chief Credit Officer for Monaco Finance and a divisional vice-president for a subsidiary of British Petroleum, and the former United Cable Television Corporation (now a part of COMCAST). Mr. Guyer holds an MBA, Finance, and Master of Arts, University of Denver, both with honors, a BA, Metropolitan State College, Magna Cum Laude, and BS, McPherson College.

Salary Adjustment – Chief Executive Officer

          Pursuant to the terms of our Employment Agreement dated June 17, 2007, with Todd C. Hennis, our President and Chief Executive Officer, upon his six month anniversary, Mr. Hennis is entitled to receive an increase in his base salary of $8,000 per month to an amount not less than $8,500. On February 14, 2008, our Board of Directors (with Mr. Hennis abstaining) resolved to increase Mr. Hennis' salary to $10,000 per month effective January 17, 2008.

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Adoption of Equity Incentive Plan

          On February 14, 2008, our Board of Directors unanimously approved our 2008 Stock Incentive Plan (the "2008 Plan"). The purpose of the Plan is to retain current, and attract new, employees, directors, consultants and advisors that have experience and ability, along with encouraging a sense of proprietorship and interest in the Company's development and financial success. The Board of Directors believes that option grants and other forms of equity participation are an increasingly important means of retaining and compensating employees, directors, advisors and consultants.

          In order to be able to grant qualified “incentive stock options” under the 2008 Plan in accordance with Section 422 of the Internal Revenue Code, as amended, we must obtain shareholder approval of the 2008 Plan within 12 months before or after the 2008 Plan was adopted. Accordingly, we intend to submit the 2008 Plan to a vote of our shareholders at our next annual meeting of shareholders. To the extent that the 2008 Plan is not approved by our shareholders at the annual meeting, the 2008 Plan will nonetheless continue in existence as a valid plan, but any stock options granted under the 2008 Plan will be non-qualified stock options for tax purposes (see generally Types of Awards below).

          Unless terminated earlier by the Board, the 2008 Plan will expire on February 13, 2018.

          The following is a brief summary of the 2008 Plan. The following summary is qualified in its entirety by reference to the 2008 Plan, a copy of which is filed as an exhibit to this report.

Common Stock Subject to the Plan

          The 2008 Plan provides that awards may be granted for up to 9,600,000 shares of our Common Stock, subject to adjustment in case of a subdivision of our outstanding shares of Common Stock, recapitalization, stock dividend, or other change in our corporate structure that affects our Common Stock.

Types of Awards

          The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, and restricted share awards (collectively, “Awards”).

Administration

          The 2008 Plan is currently administered by our Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the Board may delegate authority under the 2008 Plan to a compensation committee. However, as our Board has decided not to form a compensation committee at this time, the 2008 Plan will be administered by our full Board of Directors for the foreseeable future.

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          Subject to any applicable limitations contained in the 2008 Plan, the Board of Directors selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by stock options and the dates upon which such stock options become exercisable, (ii) the exercise price of stock options and the permissible methods of payment thereof, (iii) the duration of stock options, and (iv) the number of shares of Common Stock subject to any restricted share awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. The Board may also defer delivery of shares of Common Stock subject to any Awards to such time or times, and on such conditions, as it may specify.

Participation

          Any of our (or our subsidiaries), employees, directors or consultants are eligible to receive Awards under the 2008 Plan. However, only our (or our subsidiaries) employees can receive incentive stock options, which are described below.

Options and Restricted Shares

Incentive Stock Options and Non-statutory Stock Options.

          General. Under these awards, eligible persons are granted the right to purchase a specified number of shares of our Common Stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the stock option grant.

          Option Price. Non-statutory stock options may be granted at an exercise price which may be not less than 85% of the fair market value of the underlying Common Stock on the date of grant. However, under current law, incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the underlying Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of our total combined voting power). The 2008 Plan permits the following forms of payment of the exercise price of stock options: (i) payment by cash or check; (ii) a “cashless exercise” through a broker whereby the optionee irrevocably instructs the broker to immediately sell option shares on exercise and deliver sufficient sales proceeds to us in payment of the exercise price and any withholding taxes; or (iii) surrender to the company of shares of Common Stock already owned by the optionee. While each of the foregoing methods of payment is permitted under the provisions of the 2008 Plan, the actual methods of payment allowable in conjunction with any given option award will be determined by the Board, or any committee acting with the authority of the Board, and a particular option award may not allow all methods of payment otherwise permissible under the 2008 Plan.

          Term of Options. The Board will, in its discretion, fix the term of each option; provided, however, that the maximum term of any option cannot exceed 10 years. Moreover, incentive stock options granted to employees who own more than 10% of the total combined voting power of our capital stock cannot exceed five years. The 2008 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement or, if the Board so determines, in the event of a change in control.

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          Vesting. Stock options are exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable stock option agreement.

          Accelerated Vesting; Mergers and Reorganizations. The Board may determine, at the time of granting an option or thereafter, that such option shall become exercisable in part or in full upon a change in control or sale of substantially all of our assets.

          Buyout Provisions. The Board may at any time buy-out an option for cash or allow the optionee a buyout election on such terms as the Board establishes. Similarly, shares issued upon exercise of an option may be subject to forfeiture conditions, rights of first refusal, rights of repurchase or other transfer restrictions as the Board determines.

Restricted Share Awards.

          Restricted share awards entitle recipients to acquire shares of Common Stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable restricted share award are not satisfied prior to the end of the applicable restriction period established for such restricted share award. Restricted shares may be sold or awarded for such consideration as the Board determines, including for cash or past or future services. A restricted share award may provide for accelerated vesting in the event of the participant's death, disability or retirement or other events, subject to deferred compensation tax law limitations. The Board may also provide for accelerated vesting at the time of grant or thereafter in connection with a change in control of the company.

Registration of Shares

          We intend to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 2008 Plan.

Amendment or Termination

         The Board of Directors is authorized to amend, suspend or terminate the Plan, except that it is not authorized, without shareholder approval, to:

  increase the number of shares available for issuance under the Plan (except for adjustments due to stock subdivisions and reorganizations;
  materially change the class of persons who are eligible for the grant of Awards;
  implement any modification that requires shareholder approval by state or federal law, or by rules and regulations of any stock exchange or quotation system on which our shares are listed.

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Option Grants & New Plan Benefits

          In connection with the adoption of the 2008 Plan, our Board of Directors granted options to purchase shares of our Common Stock to the persons noted in the table set forth below.

Name and Position	No. of	Exercise
	Options	Price Per
		Share

Todd C. Hennis, CEO	600,000	$ 0.70

Gary Schellenberg, VP	500,000	0.70

Beverly Rich, Director	50,000	0.70

Eric Owens, Director	50,000	0.70

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

          On February 14, 2008, we adopted a new Code of Business Conduct and Ethics, a copy of which is attached hereto as Exhibit 14. Our previous Financial Code of Ethics focused only on financial reporting and only applied to our Chief Executive Officer, Chief Financial Officer and finance department personnel. Our new Code of Business Conduct and Ethics applies to all officers, directors and employees of our company, and encompasses many topics of corporate governance, including:

  compliance with laws and regulations;
  recognition of conflicts of interest
  confidentiality and protection of company assets;
  fair dealing;
  corporate opportunities; and
  accurate and timely reporting and reporting and compliance procedures.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits. Exhibit No. Description

10.10	Employment Agreement: C. Stephen Guyer dated February 14, 2008

10.11	2008 Stock Incentive Plan

14	Code of Business Conduct and Ethics

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: February 19, 2008

By: /s/ Todd C. Hennis
Todd C. Hennis
President & Chief Executive Officer

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